SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant  (X)
Filed by a Party other than the Registrant   (  )

Check the appropriate box:

( ) Preliminary Proxy Statement      ( ) Confidential, for Use of
                                         the Commission Only
                                         (as permitted by Rule
                                         14c-6(e)(2)
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

----------------------------------------------------------------

                  SUMMIT MUTUAL FUNDS, INC.
----------------------------------------------------------------
       (Name of Registrant as Specified in Its Charter)


----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of filing fee (Check the appropriate box):

(X) No fee required.
( ) Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
( ) Fee paid with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:

    ---------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------
    (3) Filing Party:

    ---------------------------------------------------------
    (4) Date Filed:

    ---------------------------------------------------------

                  SUMMIT MUTUAL FUNDS, INC.
                  312 Elm Street Suite 1212
                    Cincinnati, Ohio 45202
                       1-877-546-3863

            Notice of Special Meeting of Shareholders
                To be held on January 30, 2004

To The Shareholders:

Notice is hereby given that a special meeting of shareholders of each of the S&P 500 Index Fund, S&P MidCap 400 Index Fund, Russell 2000 Small Cap Index Fund, EAFE International Index Fund, Balanced Index Fund, and Lehman Aggregate Bond Index Fund (each a "Fund," and collectively, the "Funds") of Summit Mutual Funds, Inc. (the "Company") will be held on Friday, January 30, 2004, at 9:00 a.m., Eastern Time, at 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202, as may be adjourned from time to time (the "Meeting"), for the purposes listed below:

      I. To approve a proposed Plan of Liquidation and Dissolution with respect to the Fund; and

     II. To consider and act upon any other business as may properly come before the Meeting.

After careful consideration, the Directors of the Company approved Proposal I and recommend that the shareholders of each Fund vote
"FOR" Proposal I.

The matters referred to above are discussed in detail in the proxy statement attached to this notice. The Company's Board of Directors has fixed the close of business on December 15, 2003 as the record date for determining shareholders entitled to notice of, and to vote at, the Meeting. Each share of a Fund is entitled to one vote, with fractional votes for fractional shares.

Regardless of whether you plan to attend the Meeting in person, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. ALL PROPERLY EXECUTED PROXY CARDS MUST BE RECEIVED BY 2:00 P.M., EASTERN TIME, ON JANUARY 26, 2004. If you have returned a proxy card and are present at the Meeting, you may change the vote specified in the proxy at that time. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

                            By Order of the Board of Directors,

                            /s/ John F. Labmeier

                            John F. Labmeier
                            Secretary
                            Summit Mutual Funds, Inc.


YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.   IN
ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION,
PLEASE VOTE PROMPTLY.

                 SUMMIT MUTUAL FUNDS, INC.
                 312 Elm Street Suite 1212
                  Cincinnati, Ohio 45202
                     1-877-546-3863

                     PROXY STATEMENT

              Special Meeting of Shareholders
              To be held on January 30, 2004

This proxy statement and enclosed proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board" or "Directors") of Summit Mutual Funds, Inc. (the "Company") for use at a special meeting of shareholders of the S&P 500 Index Fund, S&P MidCap 400 Index Fund, Russell 2000 Small Cap Index Fund, EAFE International Index Fund, Balanced Index Fund, and Lehman Aggregate Bond Index Fund (each a "Fund," and collectively, the "Funds") of the Company will be held on Friday, January 30, 2004, at 9:00 a.m., Eastern Time, at 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202, as may be adjourned from time to time (the "Meeting"). The Board is soliciting proxies from shareholders of each of the Funds with respect to the proposals set forth in the accompanying notice. It is anticipated that proxies and proxy statements will first be mailed to shareholders on or about December 31, 2003.

INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND ADMINISTRATOR TO THE FUNDS. Summit Investment Partners, Inc. ("Summit"), located at 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202, serves as the Funds' investment adviser, and also provides administrative services to, and manages the business affairs for, the Funds. Carillon Investments, Inc., located at 1876 Waycross Road, Cincinnati, Ohio 45240, serves as the Funds' principal underwriter.

SHAREHOLDER REPORTS. Copies of the Company's most recent annual report, including financial statements, have previously been delivered to shareholders. Shareholders may request copies of these reports, without charge, by writing to Carillon Investments, Inc., or by calling toll-free 1-800-999-1840.


                        PROPOSAL I
             APPROVAL OF A PLAN OF LIQUIDATION
                     AND DISSOLUTION

INTRODUCTION

At a meeting held on November 10, 2003, the Board, upon the recommendation of Summit, determined that it would be in the best interests of each Fund and each Fund's shareholders to liquidate and dissolve the Funds. The Board and Summit have concluded that each Fund's asset growth has been more modest than initially envisioned, with the result that each Fund operates with relatively high gross operating expense ratios, and that the prospects for future asset growth and lower operating expenses are limited should Summit continue to manage the assets of each Fund. After consideration of each Fund's prospects and possible alternatives to continued investment operations, upon recommendation of Summit and the management of the Company, the Board, including all of the Directors who are not "interested persons" (for regulatory purposes) of the Company or Summit (the "Independent Directors"), reviewed and approved the proposed liquidation and dissolution of each Fund pursuant to a Plan of Liquidation and Dissolution (the "Plan"). A form of the Plan is attached to this proxy statement as Exhibit A, and qualifies in its entirety the following summary of the Plan. The Plan provides for the liquidation of each Fund's assets and the distribution to each Fund's respective shareholders of all of the proceeds of the liquidation. If Proposal I is approved by the shareholders of a Fund, the net proceeds (after deduction for amounts estimated to be necessary to satisfy the debts and liabilities of the Fund) will be paid to shareholders pro rata, in cash or cash equivalents or in-kind, on or about January 31, 2004.

Shareholder approval of a Fund's liquidation and dissolution is required before it can be liquidated and dissolved. Shareholders of each Fund vote separately on the Plan, and vote only with respect to the Fund of which they are shareholders. For the reasons set forth below, the Board recommends that the shareholders of each Fund vote to approve Proposal I calling for the liquidation and dissolution of the Funds. If a Fund's shareholders do not approve the Plan, such Fund will continue to exist as a registered investment company in accordance with its stated objective and policies. In such a case, the Board would consider what, if any, steps to take concerning the Fund and its shareholders.
Shareholders are free to redeem their shares prior to the date on which each of the Funds are to be liquidated, and they may exchange their Fund shares for shares offered by another Summit mutual fund.

Reasons for Liquidation and Dissolution

The Funds commenced operations, each as a separate series of the Company, and had net assets (as of October 31, 2003) as follows:

Fund                           Date Commenced Operations   Net Assets
S&P 500 Index Fund                   April 3, 2000        $159.5 million
S&P MidCap 400 Index Fund            April 3, 2000        $28.7 million
Russell 2000 Small Cap Index Fund    December 29, 1999    $22.9 million
EAFE International Index Fund        December 28, 2000    $23.1 million
Balanced Index Fund                  April 3, 2000        $23.7 million
Lehman Aggregate Bond Index Fund     April 17, 2000       $24.2 million

Since their inceptions, the Funds (other than the S&P 500 Index
Fund) have demonstrated little asset growth. This failure to grow likely may be attributed to a number of factors, including a severe decline in equity market valuations during much of the Funds' existence, as well as a general reduction of many investors' exposure to equity investments.

Summit has been capping each Fund's total expenses by contractually limiting a portion of its advisory fee and/or reimbursing some of the Funds' expenses since the Funds' inceptions. Summit has advised the Board that it believes the Funds' small asset levels, and resulting expense ratios, have created diseconomies of scale that have left each Fund too small to remain economically viable. Summit does not believe that the Funds' expense ratios will continue to be competitive with similar funds currently offered in the market to investors unless Summit continues to cap the Funds' expenses for the foreseeable future.

In addition, Summit has advised the Board that it does not anticipate that any of the Funds will experience sufficient asset growth in the foreseeable future to offset the difficulties associated with their small sizes. Summit believes that none of the Funds is well positioned to attract significant new assets given the availability of other similar funds which have significantly lower expense ratios due to larger asset sizes and significantly more developed distribution networks. The Board also considered the historical performance record of each Fund, and the negative impact that the continuing small asset sizes and higher expense ratios would likely have on the Fund's performance going forward.

Prior to recommending each Fund's liquidation to the Board, the officers of the Company sought to determine whether a merger or transfer of assets would be possible, and if so, whether it would produce desirable results for shareholders. Management reviewed current market conditions, the similarities between the Funds and other funds managed by Summit and other investment managers, the relatively small size of each Fund, the time, effort and expense required to effect a transaction, and the tax and related implications for shareholders of such a transaction. The officers determined that there was no suitable affiliated fund with which any of the Funds could be combined without significant changes in each Fund's portfolio, including liquidation of significant portions of its portfolio. They also determined that the expense of a merger or transfer of the assets to another mutual fund likely would be greater than any benefits shareholders of any Fund could expect to realize from such a transaction. Moreover, management determined that the liquidation and dissolution should not have significant tax consequences for most fund shareholders, the vast majority of which (in terms of Fund assets) invest in the Funds through tax-deferred retirement plans that also may invest in comparable Pinnacle Series mutual funds offered by the Company. The officers also investigated the relative costs involved in the liquidation and dissolution of each Fund.

Terms of the Plan

Following are some of the key terms of the Plan, which is attached as Exhibit A to this Proxy Statement and qualifies the following summary in its entirety.

o EFFECTIVE DATE OF THE PLAN AND LIQUIDATION OF EACH FUND'S ASSETS. The Plan shall become effective with respect to a Fund on the date of its adoption and approval by the shareholders of the Fund. Following this approval, a Fund:
   (i) will cease to invest its assets in accordance with its investment objective and will sell any portfolio securities it owns in order to convert its assets to cash or cash equivalent; (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors; and (iii) will be dissolved in accordance with the laws of the State of Maryland and the Company's Articles of Incorporation. Each Fund may begin to liquidate some or all of its portfolio prior to the Meeting in order to meet redemption requests or in anticipation of liquidation.

o LIQUIDATING DISTRIBUTION. On January 31, 2004, or as soon as practical thereafter, the Company on behalf of each liquidating Fund will mail the following to each shareholder of record of each liquidating Fund on that date: (i) a liquidating distribution, which may be in cash or cash equivalents or in-kind, equal to the shareholder's proportionate interest in the net assets of the Fund (after giving effect to amounts considered necessary to satisfy such Fund's liabilities); and (ii) information concerning the sources of the liquidating distribution.

o  CESSATION OF RIGHTS OF SHAREHOLDERS. Shares of each liquidated
   Fund will no longer be deemed outstanding as of such time and will be cancelled.

o EXPENSES. Each Fund will bear all expenses incurred by it in carrying out the Plan, including but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders. The total liabilities of each Fund prior to the liquidating distribution include the dissolution expenses referred to above and amounts accrued, or anticipated to be accrued, for custodial and transfer agency services, legal, audit and Directors fees as well as costs incurred in the preparation and mailing of proxy materials and related printing costs. Any expenses and liabilities attributed to any Fund subsequent to the mailing of the liquidating distribution and for which a reserve has not been established will be borne by Summit.

o IMPLEMENTATION. The Plan provides that the Directors and officers of the Company may take such actions as are necessary to effectuate the Plan, and that the Directors shall have the authority to authorize such amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Funds and to effect the dissolution, complete liquidation and termination of the existence of each Fund and the purposes to be accomplished by the Plan.

Material Federal Income Tax Consequences

Each shareholder who receives a liquidating distribution will recognize gain (or loss) for federal income tax purposes equal to the amount by which the distribution exceeds (or is less than) the shareholder's tax basis in his or her Fund shares. Assuming that the shareholder holds such shares as capital assets, such gain or loss generally will be treated as long-term capital gain or loss if the shares were held for more than one year and otherwise generally will be treated as short-term capital gain or loss.

Notwithstanding the foregoing, any loss realized by a shareholder in respect of his or her Fund shares with a tax holding period of six months or less will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares. The federal income tax treatment that a Fund shareholder would receive if such shareholder's entire interest in the Fund were redeemed prior to the liquidation generally would be identical to the federal income tax treatment described above to a shareholder in liquidation of the shareholder's interest in the Fund.

The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. SHAREHOLDERS MAY WISH TO CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATING DISTRIBUTION AS DISCUSSED HEREIN, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

Each Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

Evaluation by the Board

The Board has determined that the Plan is in the best interests of each Fund and each Fund's shareholders. Accordingly, the Directors, including the Independent Directors, authorized the submission of the Plan to each Fund's shareholders for their approval.

In determining whether it was appropriate to recommend approval by shareholders, the Board requested information, provided by Summit, that it believed to be reasonably necessary to reach its conclusion. The Board carefully evaluated this information, and was advised by independent legal counsel with respect to its deliberations.

The Directors recommended that each Fund's shareholders approve the Plan on the basis of the following considerations, among others:

     o The asset growth of most of the Funds to date has been modest, leaving the Funds too small to be economically viable;

     o Each Fund's expense ratio is at a level that would not be competitive were it not for the continued fee waivers and expense reimbursements by Summit;

     o It is unlikely that any of the Funds will experience sufficient sales of its shares in the foreseeable future to relieve the difficulties associated with its failure to achieve significant economies of scale;

     o Possible alternatives to liquidation, including the merger of any of the Funds into another mutual fund, are not practical in the current circumstances and may not be advantageous to the Funds or their shareholders; and

     o The Plan should not have an adverse tax impact on the majority of each of the Fund's shareholders.

In reaching its decision to recommend approval of the Plan, the Board did not identify any single factor as being of paramount importance. Based upon its review, the Board determined the Plan is in the best interests of each Fund and its shareholders. Accordingly, after consideration of the above factors, and such other factors and information it considered relevant, the Board voted to recommend approval of the Plan by each Fund's shareholders.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT
SHAREHOLDERS OF EACH FUND VOTE "FOR" APPROVAL OF THE PLAN AS
PROVIDED UNDER THIS PROPOSAL.  UNMARKED PROXIES WILL BE SO VOTED.

                         OTHER BUSINESS

The Directors do not know of any matters to be presented at the Meeting other than those set forth in this proxy statement. If other business should properly come before the Meeting, proxies will be voted in accordance with the judgment of the persons named in the accompanying proxy.

                       VOTING INFORMATION

PROXY SOLICITATION. The Company is soliciting proxies by U.S. mail. Employees of Summit may make additional solicitations by telephone to obtain the necessary representation at the Meeting, but will receive no additional compensation for doing so. The Company will forward to record owners proxy materials for any beneficial owners that such record owners may represent.

SHAREHOLDER VOTING. Shareholders of record at the close of business on December 15, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. Each shareholder is entitled to one vote, with an appropriate fraction of a vote for a fraction of a share. Please note that shares of the Funds, in addition to being owned by institutional and retail investors, are also owned by The Union Central Life Insurance Company ("Union Central") and its exempt separate accounts. Union Central has voting control of the Funds and plans to vote "FOR" approval of Proposal I. As of the Record Date, there were issued and outstanding the following shares of each fund, each representing an equal number of votes:

Fund                                Shares Outstanding
S&P 500 Index Fund                    4,550,871.32
S&P MidCap 400 Index Fund               555,647.56
Russell 2000 Small Cap Index Fund       433,591.44
EAFE International Index Fund           587,047.77
Balanced Index Fund                     562,935.55
Lehman Aggregate Bond Index Fund        464,815.30

The persons owning of record or beneficially 5% or more of the outstanding shares of a Fund as of the Record Date, as well as the ownership of Fund shares by the Company's Directors and officers, are set forth in Appendix B.

The presence in person or by proxy of the holders of a majority of the outstanding shares of the Funds is required to constitute a quorum at the Meeting. Shares held by shareholders present in person or represented by proxy at the Meeting will be counted both for the purposes of determining the presence of a quorum and for calculating the votes cast on the issues before the Meeting.

Proxies that reflect abstentions or broker "non-votes" (that is, shares held by brokers or nominees as to which (a) such persons have not received instructions from the beneficial owner or other persons entitled to vote and (b) the brokers or nominees do not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

In the event that a quorum is present at the Meeting but sufficient votes to approve any proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies or to obtain the vote required for approval of one or more proposals. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST the proposal against any such adjournment. A shareholder vote may be taken prior to any adjournment of the Meeting on any proposal for which there are sufficient votes for approval, even though the Meeting is adjourned as to other proposals.

VOTING BY MAIL. In addition to voting in person at the Meeting, shareholders also may sign and mail the proxy card received with the Proxy Statement. Timely, properly executed proxies will be voted as instructed by shareholders. A shareholder may revoke his or her proxy at any time prior to its exercise by written notice addressed to the Secretary of the Company prior to the Meeting; by submitting a properly-executed proxy bearing a later date, but prior to the Meeting; or by attending and voting in person at the Meeting and giving oral notice of revocation to the Chairman of the Meeting. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

VOTE REQUIRED. To approve Proposal I with respect to a Fund, the affirmative vote of a "majority of the outstanding voting securities," as defined in the Investment Company Act of 1940 Act, as amended ("1940 Act"), of shareholders who are eligible to vote on the proposal is required. This means that the proposal must be approved by the lesser of: (i) 67% of the shares of the Fund present at a meeting of shareholders if the owners of more than 50% of those shares then outstanding are present in person or by proxy; or (ii) more than 50% of outstanding shares.

SHAREHOLDER PROPOSALS. The Company does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement and form of proxy for a subsequent shareholders' meeting should send their written proposals to the secretary of the Company, 1876 Waycross Road, Cincinnati, Ohio 45240.

Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent shareholders' meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

                               6
<page

TO ENSURE THE PRESENCE OF A QUORUM AT THE MEETING, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED,
POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.


                               By Order of the Board of Directors,

                               /s/ John F. Labmeier

                               John F. Labmeier
                               Secretary
                               Summit Mutual Funds, Inc.

December 31, 2003

                         APPENDIX A

                 SUMMIT MUTUAL FUNDS, INC.

                    Summit Apex Series

                             FORM OF
               PLAN OF LIQUIDATION AND DISSOLUTION

     This Plan of Liquidation and Dissolution (the "Plan") is adopted by Summit Mutual Funds, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Maryland, with respect to the S&P 500 Index Fund, S&P MidCap 400 Index Fund, Russell 2000 Small Cap Index Fund, EAFE International Index Fund, Balanced Index Fund and Lehman Aggregate Bond Index Fund, and (each a "Fund," and collectively the "Funds"), each a series of the Company. The Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and this Plan is adopted as a plan of liquidation for purposes of the Internal Revenue Code of 1986, as amended (the "IRC"), and the regulations thereunder, with respect to each Fund. The Plan is intended to accomplish the complete liquidation and dissolution of the Funds and the redemption of each Fund's outstanding shares in conformity with all applicable laws, including the laws of the State of Maryland, the Investment Company Act, the IRC, and the Company's Articles of Incorporation and By-laws.

     WHEREAS, the Company's Board of Directors (the "Board"), on behalf of each Fund, has determined that it is in the best interests of each Fund and the beneficial owners of each Fund's shares to liquidate and dissolve each Fund; and

     WHEREAS, the Board has considered and unanimously adopted this Plan as the method of liquidating each Fund in accordance with Article SIXTH: (2)(e) of the Company's Articles of Incorporation and has recommended that shareholders of each Fund approve the Plan at a special meeting of each Fund's shareholders called for such purpose;

     NOW THEREFORE, the liquidation and dissolution of each Fund shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall become effective immediately with respect to a Fund upon a vote approving the Plan by the requisite number of the outstanding shares of the Fund entitled to vote at a special meeting of shareholders of each Fund duly called for such purpose to be held on January 30, 2004 or such other date as determined by an officer of the Company, which date is hereinafter called the "Effective Date."

2. Dissolution. As promptly as practicable, consistent with the Provisions of the Plan, the Funds shall be dissolved in accordance with the laws of the State of Maryland and the Company's Articles of Incorporation and By-Laws.

3. Cessation of Business. As soon as is reasonable and practicable on or after the Effective Date, each Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets, and distributing its assets to shareholders in redemption of their shares in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund and discharging or making reasonable provisions for such Fund's liabilities.

4. Liquidation of Assets. As soon as is reasonable and practicable before, on, or after the Effective Date, all portfolio securities of each Fund shall be converted to cash or cash equivalents. In the alternative, if determined to be in the best interests of a Fund and the beneficial owners of its shares, a Fund may elect not to liquidate its portfolio assets and shall rather distribute such amounts in-kind to its shareholders consistent with applicable statutes, regulations, and interpretations, which shall constitute a liquidating distribution for this purpose.

5. Payment of Debts. As soon as is reasonable and practicable on or after the Effective Date, subject to the provisions of
Section 6 hereof, each Fund shall determine and pay, or set aside in cash or equivalents, the amount of all known or reasonably ascertainable liabilities of such Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 6 below, subject to Section 7 below.

6. Liquidating Distribution. As soon as possible on or after the Effective Date, or such other date as determined by the Board (the "Liquidation Date"), and in any event within 30 days thereafter, each Fund shall mail the following to its shareholders of record on the business day preceding the Liquidation Date in redemption of such shareholder's shares of the Fund: (I) a liquidating distribution (or distributions, if more than one distribution shall be necessary), which may be in cash or cash equivalents or in-kind, equal to the shareholder's proportionate interest in the net assets of the Fund; and (2) information concerning the sources of the liquidating distribution. Upon the mailing of the liquidating distribution, all outstanding shares of the Fund will be deemed cancelled.

     If the Company is unable to make distributions to all of a Fund's shareholders because of the inability to locate shareholders to whom distributions in cancellation and redemption of the Fund's shares are payable, the Board may create, in the name and on behalf of such Fund, a trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such trust for the benefit of the shareholders that cannot be located. The expenses of such trust shall be charged against the assets therein.

7. Management and Expenses of the Funds. Each Fund shall bear all expenses incurred by it in connection with the carrying out of this Plan including, but not limited to, all printing, legal, accounting, custodian, and transfer agency fees, and the expenses of any reports to or meeting of shareholders. Any expenses and liabilities attributed to a Fund subsequent to the mailing of the liquidating distribution will be borne by Summit Investment Partners, Inc. ("Summit"), which shall continue through the Liquidation Date its undertaking to limit Fund operating expenses at the levels in effect as of the date the Board adopted the Plan.

8. Power of the Board. The Board and, subject to the authority and approval of the Directors, the officers of the Company, shall have the authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws. The death, resignation or disability of any Director or any officer of the Company shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan.

9. Amendment of Plan. The Board shall have the authority to authorize or ratify such variations from, or amendments to, the provisions of the Plan as may be necessary or appropriate to effect the marshalling of each Fund's assets and effect complete liquidation of each Fund and the distribution of each Fund's net assets to its shareholders in redemption of the shares in accordance with the laws of the State of Maryland, the Investment Company Act, the IRC, the Company's Articles of Incorporation and By-laws, and the purposes to be accomplished by the Plan, if the Board determines that such action would be in the best interests of a Fund and its shareholders.

10. Filings. The Board hereby directs the appropriate parties to make any necessary filings (including, without limitation, the completion and filing of Internal Revenue Service Form 966) relating to the liquidation and dissolution of the Funds with the Internal Revenue Service and with any other taxing authority, the State of Maryland, or any other authority.
11. Severability. All persons dealing with a Fund must look solely to the assets of the Company belonging to the respective Fund for the enforcement of any claims against the Company.


Summit Mutual Funds, Inc.
On behalf of:

     S&P 500 Index Fund
     S&P MidCap 400 Index Fund
     Russell 2000 Small Cap Index Fund
     EAFE International Index Fund
     Balanced Index Fund
     Lehman Aggregate Bond Index Fund

For the Board of Directors

By: /s/ Steven R. Sutermeister

Name: Steven R. Sutermeister

Title: Chairman


Accepted:

Summit Investment Partners, Inc.



By: /s/ Thomas Knipper

Name: Thomas Knipper

Title:    Treasurer

                              APPENDIX B

As of the Record Date, the name, address, and share ownership of persons who owned of record or beneficially 5% or more of the outstanding shares of a Fund are set forth below, as is the share ownership of the Company's Directors and officers:

                         S&P 500 INDEX FUND

Shareholder and Address                     Shares Owned   % Owned
Union Central                              4,542,790.08     99.82%
1876 Waycross Rd. Cincinnati, OH 45240

Directors and Officers
Steven R. Sutermeister                           764.44       .02%
312 Elm Street Cincinnati, OH 45202

                   S&P MIDCAP 400 INDEX FUND

Shareholder and Address                     Shares Owned   % Owned
Union Central                                543,339.39     99.23%
1876 Waycross Rd. Cincinnati, OH 45240

Directors and Officers
Steven R. Sutermeister                           895.49       .16%
312 Elm Street Cincinnati, OH 45202

RUSSELL 2000 SMALL CAP INDEX FUND

Shareholder and Address                     Shares Owned   % Owned
Union Central                                418,554.45     96.53%
1876 Waycross Rd. Cincinnati, OH 45240

Directors and Officers
Steven R. Sutermeister                            131.68      .03%
312 Elm Street Cincinnati, OH 45202
Thomas G. Knipper                                  57.21      .01%
312 Elm Street Cincinnati, OH 45202

                   EAFE INTERNATIONAL INDEX FUND

Shareholder and Address                     Shares Owned   % Owned
Union Central                                586,181.57     99.85%
1876 Waycross Rd. Cincinnati, OH 45240

Directors and Officers
Steven R. Sutermeister                           643.00       .11%
312 Elm Street Cincinnati, OH 45202

                        BALANCED INDEX FUND

Shareholder and Address                     Shares Owned   % Owned
Union Central                                530,602.76     94.26%
1876 Waycross Rd.  Cincinnati, OH 45240
Union Central Life Insurance Benefit Trust     32,332.79      5.74%
1876 Waycross Rd. Cincinnati, OH

Directors and Officers
None

                LEHMAN AGGREGATE BOND INDEX FUND

Shareholder and Address                     Shares Owned   % Owned
Union Central                                463,628.10     99.74%
1876 Waycross Rd.  Cincinnati, OH 45240

Directors and Officers
None

                                                            SUMMIT
                                             [logo]         MUTUAL
                                                             FUNDS
                                        312 Elm Street, Suite 1212
                                            Cincinnati, Ohio 45202
                                                    1-877-546-3863

          PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                       January 30, 2004

The undersigned hereby appoints Thomas G. Knipper and John F. Labmeier, and any one of them, attorney and proxy with full power of substitution to vote and act with respect to all shares of the S&P 500 Index Fund, S&P MidCap 400 Index Fund, Russell 2000 Small Cap Index Fund, EAFE International Index Fund, Balanced Index Fund, and Lehman Aggregate Bond Index Fund (each a "Fund," and collectively, the "Funds") of Summit Mutual Funds, Inc. (the "Company"), held by the undersigned at the Special Meeting of Shareholders of the Company to be held on Friday, January 30, 2004, at 9:00 a.m., Eastern Time, at 312 Elm Street, Suite 1212, Cincinnati, Ohio 45202, as may be adjourned from time to time ("Meeting"), and instructs each of them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, with discretionary power to vote upon such other business as may properly come before the Meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.
The Board of Directors recommends that you vote FOR the following
Proposal:

PROPOSAL I: To approve a Plan of Liquidation and Dissolution with respect to the Fund:

                                   Shares Owned            Vote     Abstain
Fund                               on Record    Vote For  Against    from
                                    Date        Proposal  Proposal  Voting
S&P 500 Index Fund                               [ ]      [ ]        [ ]

S&P MidCap 400 Index Fund                        [ ]      [ ]        [ ]

Russell 2000 Small Cap Index Fund                [ ]      [ ]        [ ]

EAFE International Index Fund                    [ ]      [ ]        [ ]

Balanced Index Fund                              [ ]      [ ]        [ ]

Lehman Aggregate Bond Index Fund                 [ ]      [ ]        [ ]

This proxy will be voted as specified. IF NO SPECIFICATIONS ARE
MADE FOR THE PROPOSAL, THIS PROXY WILL BE VOTED FOR THAT
PROPOSAL.  Receipt of the Notice of Special Meeting and Proxy
Statement is hereby acknowledged.

Date __________________

Please date and sign exactly as the name or names appear on this proxy. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each shareholder should sign.


------------------------           ---------------------------
Signature                          Signature (if held jointly)



------------------------           ---------------------------
Title (if applicable)              Title (if applicable)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.